As filed with the Securities and Exchange Commission on January 3, 2025

Registration No. 333-225508

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

Registration No. 333-225508

PROFIRE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 South 1250 West, Suite 1
Limdon, Utah 84042

(801) 796-5127

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan W. Oviatt

Cameron M. Tidball

Co-Chief Executive Officers

321 South 1250 West, Suite 1

Lindon, Utah 84042

(801) 796-5127

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce F. Perce

Samuel P. Gardiner

Mayer Brown LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah

Tel: (801) 907-2700

Fax: (801) 880-2221

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 Registration Number 333-225508 (the “Registration Statement”), originally filed by Profire Energy, Inc., a Nevada corporation (the “Registrant” or the “Company”), with the Securities and Exchange Commission on June 8, 2018.

On January 3, 2025, CECO Environmental Corp., a Delaware corporation (“Parent”), completed its acquisition of the Company. Pursuant to the Agreement and Plan of Merger, dated as of October 28, 2024, by and among Parent, Combustion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. The Company hereby terminates the effectiveness of the Registration Statement and removes from registration, by means of a post-effective amendment, any and all securities of the Company registered for sale under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernal, State of Utah, on January 3, 2025.

PROFIRE ENERGY, INC.

By:	/s/ Ryan W. Oviatt
Name:	Ryan W. Oviatt
Co-Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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